UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

CLEVELAND BIOLABS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street

Buffalo, New York 14203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On June 30, 2015, Limited Liability Company “Management Company BioProcess Capital Partners,” the Trust Manager for Closed Mutual Investment Fund for High Risk (Venture) Investment, “BioProcess Capital Ventures” (“BCV”) exercised an option to purchase from Cleveland BioLabs, Inc. (the “Company”) the Company’s remaining participation interests in Incuron, LLC, a limited liability company formed under the laws of the Russian Federation (“Incuron”). The option was exercised pursuant to an option agreement previously entered into between the Company and Mr. Mikhail Mogutov on April 29, 2015 (the “Option Agreement”), as disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 4, 2015, and later assigned to BCV.

Pursuant to the terms of the Option Agreement, BCV purchased the Company’s remaining participation interests, which represent 11.74% of the total participation interests in Incuron, for total consideration of $1,000,000, which shall be paid no later than July 30, 2015. The amount of consideration payable pursuant to the Option Agreement was determined by arms-lengths negotiations between the Company and Mr. Mikhail Mogutov, and not pursuant to any specific formula or principle.

The foregoing description of the Option Agreement is only a summary and is qualified in its entirety by reference to the Option Agreement, which is filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchanged Commission on April 29, 2015, and is incorporated herein by reference.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer

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